UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2009

Commission File Number: 000-53311

Jayhawk Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

6240 E. Seltice Way, Suite C, Post Falls, Idaho, 83854
(Address of principal executive offices) (Zip Code)

208-667-1328
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment and Resignation of Principal Officers and Directors.  Compensatory Arrangements of Certain Officers.

On July 10, 2009, the Board of Directors of Jayhawk Energy, Inc., a Colorado corporation ("Registrant" or “the Company”) appointed Tyrone Docherty as a director.  Mr. Docherty, age 49, is a citizen of Canada and is currently, since October of 2008, CEO and a director of Golden Odyssey Mining.  Prior to becoming CEO of Golden Odyssey Mining he was president and CEO of Quinto Mining Corporation from June of 1977 to June of 2008.  During this time period he was responsible for increasing Ouinto’s market capitalization from $5 million to approximately $175 million, at which time the company was sold to Consolidated Thompson Iron Mines.  Mr Docherty personally raised approximately $30 million for Quinto during the time he was president.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Jayhawk Energy, Inc.

Date: July 17, 2009	By:	/s/ Lindsay Gorrill
Name: Lindsay Gorrill Title: President and CEO

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